Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Level 8 Systems, Inc.

We consent to the incorporation by reference in the Annual Report on Form 10-K of our report dated February 25, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) of Level 8 Systems, Inc. and Subsidiaries for the year ended December 31, 2004.

                                        /s/ Margolis & Company P.C.
                          Certified Public Accountants

Bala Cynwyd, PA
March 11, 2005